UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2010

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Hana Biosciences, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 11:59 p.m. (EST) on December 1, 2010, Hana Biosciences, Inc. (the “Company”) changed its name to Talon Therapeutics, Inc.  The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging Talon Therapeutics, Inc., a wholly-owned subsidiary of the Company, with and into the Company, with the Company as the surviving corporation in the merger.  A copy of the Certificate of Ownership merging Talon Therapeutics, Inc. into the Company, as filed with the Secretary of State of Delaware on November 29, 2010, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Company’s new corporate website is www.talontx.com and, effective December 2, 2010, the trading symbol of the Company’s common stock on the OTC Bulletin Board was changed from “HNAB.OB” to “TLON.OB.”  The Company’s common stock will trade under a new CUSIP number (87484H 104).  Each holder of the Company’s common stock will be receiving a letter of transmittal from the Company’s transfer agent, Corporate Stock Transfer, Inc., which will explain the process by which stock certificates may be exchanged for new certificates reflecting the Company’s new name.  Such exchange is not mandatory.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership merging Talon Therapeutics, Inc. with and into Hana Biosciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2010	Talon Therapeutics, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Vice President, Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
3.1	Certificate of Ownership merging Talon Therapeutics, Inc. with and into Hana Biosciences, Inc.